UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C
INFORMATION STATEMENT

Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐   Preliminary Information Statement
 Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒    Definitive Information Statement

ANDALAY SOLAR, INC.
(Name of Registrant as Specified In Its Charter)

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ANDALAY SOLAR, INC.
336 Bon Air Ctr. #352
Greenbrae, California 94904

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Andalay Solar, Inc.:

This Information Statement is furnished to the stockholders of Andalay Solar, Inc., a Delaware corporation (“Andalay” or the “Company”), in connection with our prior receipt of approval by written consent in lieu of a special meeting, of an amendment to our Certificate of Incorporation to effect: (i) an increase in the number of authorized shares of common stock from 1,250,000,000 to 10,000,000,000 shares (the “Increase”); and (ii) a decrease in the par value of the Company’s common stock to $.0001 par value (the “Par Value Change”).  The approval of each of the Increase and Par Value Change was obtained on March 16, 2016 from three stockholders of the Company that are holders of approximately 65% of the voting rights of the stockholders entitled to vote with respect to each of the proposals, which stockholders own 225,000 shares of the Company’s Series E Preferred Stock, and 374,262 shares of the Company’s common stock.  The holders of shares of Series E Preferred Stock are entitled to cast 5,000 votes for each share of Series E Preferred Stock.  The Increase and Par Value Change cannot be effectuated until twenty (20) days after the mailing of this Information Statement and after the filing of an amendment to our Certificate of Incorporation with the Delaware Secretary of State.

ANDALAY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power with respect to the amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock and decrease our par value satisfies all applicable stockholder voting requirements, we are not asking for a proxy. Please do not send us one.

Only stockholders of record at the close of business on March 16, 2016 (the “Record Date”) shall be given a copy of this Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about March 29, 2016.

This Information Statement is for information purposes only. Please read it carefully.

By Order of the Board of Directors

/s/ Edward Bernstein

Chief Executive Officer and Director

March 28, 2016

ITEM 1.

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of the common stock of Andalay, in connection with resolutions of the board of directors, as approved by the written consent of the holders in the aggregate of approximately 65% of the voting rights of the stockholders of Andalay as of the Record Date to effectuate an amendment of our Certificate of Incorporation (the “Amendment”), to effect the Increase and the Par Value Change to: (i) increase our authorized number of shares of common stock; and (ii) decrease the par value of the common stock to $.0001 par value; and provide public notice of the approval of the proposals.

The board of directors has unanimously approved the amendment(s) of our Certificate of Incorporation, and stockholders owning in the aggregate approximately 65% of the voting rights of the stockholders of Andalay as of the Record Date, have adopted, ratified and approved the Amendment of our Certificate of Incorporation to effect the Increase and the Par Value Change.  No other votes are required or necessary to effectuate the proposed actions.  See the caption "Vote Required for Approval" below. Such action by our stockholders will be effective twenty (20) calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of the Amendment of our Certificate of Incorporation with the Delaware Secretary of State's office.

The Annual Report on Form 10-K for the year ended December 31, 2014, as amended, and any reports on Form 8-K and Form 10-Q filed by Andalay during the past year with the Securities and Exchange Commission (the “SEC”) may be viewed on the SEC’s website at www.sec.gov in the Edgar Archives. Andalay is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information” below.

QUESTIONS AND ANSWERS REGARDING THE ACTION

Q. WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR CERTIFICATE OF INCORPORATION?

A. Our board of directors believes that the authorized shares of common stock remaining available for issuance may not be sufficient to fulfill all of Andalay’s obligations to holders of securities convertible into shares of common stock of Andalay and to allow us to take advantage of future opportunities. Accordingly, our board of directors believes that it is in Andalay’s best interests to authorize the Increase in the number of authorized shares of common stock and the Par Value Change to decrease the par value of the common stock to $.0001 par value as proposed. The Increase is recommended by Andalay’s board of directors in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of Andalay.  The Par Value Change will aid in reducing our Delaware franchise tax.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION?

A. The board of directors has approved the proposed Amendment as it believes it is in the best interests of Andalay and the best interests of the current stockholders of Andalay.

Q. WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required.  A consent in favor of the proposal has already been received from four stockholders holding in the aggregate of approximately 65% of the voting rights of the stockholders of Andalay as of the Record Date with respect to the Amendment.

Q.  WILL THE CHANGES TO THE CERTIFICATE OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

A.  The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. Andalay will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Edward Bernstein, Chief Executive Officer of Andalay Solar, Inc., telephone: (408) 402-9400.

VOTE REQUIRED FOR APPROVAL

The board of directors of Andalay has adopted, ratified and approved the proposal to authorize the Amendment, and stockholders of the Company holding approximately 65% of the voting power on the Record Date have approved the Amendment.

PROPOSAL 1

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER SHARES OF COMMON STOCK

Purpose: Andalay’s board of directors has unanimously adopted a resolution seeking stockholder approval to authorize the Amendment to our Certificate of Incorporation to effect the Increase in the number of authorized shares of common stock from 1,250,000,000 shares to 10,000,000,000 shares. Andalay’s Certificate of Incorporation, as currently in effect, authorizes Andalay to issue up to 1,250,000,000 shares of common stock, par value $0.001 per share. The board of directors has proposed the Increase in the number of authorized shares of the common stock of Andalay and stockholders holding in the aggregate approximately 65% of the outstanding voting power have approved the filing of the Amendment.  Upon the filing of the Amendment, Andalay will be authorized to issue 10,000,000,000 shares of common stock and the authorized number of shares of preferred stock, will remain the same.

The board of directors believes that authorizing this Increase in the number of authorized shares of common stock is in the best interest of Andalay and its stockholders in that it could be obligated to issue common stock upon conversion of certain existing outstanding convertible debt in excess of the amount authorized and it will provide Andalay with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, including any future use of our equity line.  On March 16, 2016, Andalay had 316,846,049 shares of common stock available for issuance after taking into account all shares reserved of convertible securities.

The board of directors believes that it is in Andalay's and Andalay's stockholders' best interests to authorize the Increase to help assure the availability of additional authorized but unissued capital stock to enable Andalay to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of stockholders and to enable it to meet any obligations it may have to issue shares of common stock.

The board of directors has no immediate plans, understandings, agreements or commitments to issue any of the additional but unissued shares of stock for any purpose other than the issuance of shares upon conversion of existing debt and other outstanding convertible securities in accordance with their respective terms, if the security holders should request conversion. Although Andalay has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, Andalay may issue shares of common stock in connection with such a financing.  The Increase will provide the board of directors with the ability to issue additional authorized shares of stock without further vote of the stockholders of Andalay, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of Andalay are then listed.  Under Andalay’s Certificate of Incorporation, the Andalay stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Andalay, which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of Andalay in order to maintain their proportionate ownership of Andalay's stock.

Effect:  Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the Company’s common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock.  However, the increase could have a dilutive effect on the voting power of existing stockholders.

The authorization of additional common stock, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of Andalay by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of Andalay and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Andalay stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Andalay’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Andalay’s business. However, the board of directors is not aware of any attempt to take control of Andalay and the board of directors did not propose the increase in Andalay's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote.  In addition, the Series E Preferred Stock will continue to be entitled to 5,000 votes per share of common stock and the number of votes that the Series E Preferred Stock will be entitled to cast with respect after the  increase in the number of  authorized shares of common stock shall also be unaffected by the Amendment however upon issuance of additional shares of common stock, the Series E Preferred Stock votes will represent a smaller percentage of the outstanding voting securities of Andalay.

As a result of the increased authorization, there is the potential that the number of shares of common stock outstanding will be increased.

PROPOSAL 2

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO REDUCE THE PAR VALUE OF THE COMMON STOCK FROM $.001 TO $.0001 PER SHARE.

Purpose: Andalay’s board has unanimously adopted a resolution seeking stockholder approval to authorize the board of directors, in its discretion, to effectuate the Par Value Change to reduce the par value of the common shares from $.001 to $.0001 per share. The board of directors had determined that it would be in the Company’s best interest in the near future to reduce the par value of its common stock and has received the consent of holders of a majority of the voting power of the Company’s securities to authorize the board to file the Amendment to the Certificate of Incorporation of the Company to effectuate such a reduction in the par value.

The board of directors believes that the Par Value Change is in the best interest of the Company and its stockholders because it will aid in reducing the Delaware franchise taxes that are paid by Andalay, the calculation of which is based in part upon the par value.

Effects: Following effectiveness of the Amendment to the Certificate of Incorporation, the stated capital on the balance sheet and additional paid in capital attributable to the common stock will be adjusted to reflect the reduced par value.

DISSENTER'S RIGHTS OF APPRAISAL

The Delaware General Corporation Law does not provide for dissenter's rights in connection with the Amendment.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on March 16, 2016 as the record date for the determination of the stockholders entitled to notice of the action by written consent.

We have 1,251,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 1,250,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of March 16, 2016, we had 603,153,951 shares of common stock outstanding. As of March 16, 2016, we have authorized: (i) 2,000 shares of Series A Convertible Preferred Stock, par value $0.001, none of which are outstanding; (ii) 4,000 shares of Series B 4% Convertible Preferred Stock, par value $0.001 none of which are outstanding;  (iii) 1,175 shares of our Series C 8% Convertible Preferred Stock, par value $0.001 none of which are outstanding;  (iv) 1,180 shares of our Series D Convertible Preferred Stock, par value $0.001, none of which are outstanding; and (v) 225,000 shares of Series E Convertible Preferred Stock, par value $0.001 all of which are issued and outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of Preferred Stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable. Except as otherwise required by Delaware law, all stockholder action, other than the election of directors, is taken by the vote of a majority of the outstanding voting shares of stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy. The election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote at any meeting held for such purposes at which a quorum consisting of a majority of the outstanding shares of voting stock is present in person or proxy.

Each share of our Series E Preferred is entitled to 5,000 votes. The Series E Preferred Stock votes together with the common stock as a single class. The Series E Preferred Stock does not have any rights to dividends or to receive assets upon liquidation.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information, as of March 16, 2016, with respect to the beneficial ownership of our common stock and Series E Preferred Stock by: (i) each holder of more than five percent (5%) of the outstanding shares of our common stock and Series E Preferred Stock; (ii) our executive officers and directors; and (iii) all our executive officers and directors as a group. The Company's issued and outstanding voting securities at the close of business on March 16, 2016, consisted of 603,153,951, shares of common stock and 225,000 shares of Series E Preferred Stock, which are entitled to an aggregate of 1,125,000,000 votes.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of stock, except to the extent authority is shared by spouses under applicable law.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 16, 2016 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Common Stock Beneficially Owned Class (2)	Percentage of Total Voting Power (2)	(3)	Amount and Nature of Beneficial Ownership of Series E Shares	Percentage of Series E Shares Beneficially Owned

Edward Bernstein	703,243,208	(5)	*	40.7%		140,625	62.5%
Steven Chan	-		*
Wei-Tai Kwok	-		*
Ron Kenedi	140,757,838	(6)		8.1%		28,125	12.5%
Mark Kalow	281,373,216	(7)		16.3%		56,250	25%
All Executive officers and directors as a group (5 persons, including the executive officer and directors names above)	1,125,374,262		*	65%		225,000	100%

Alpha Capital Anstalt Pradafant 7, Furstentums 9490 Vaduz, Liechtenstein	67,017,101	(8)	9.99	4%

* Less than 1%

(1)	Unless otherwise indicated, the address for each of the stockholders is c/o Andalay Solar, Inc. 336 Bon Air Ctr. #352, Greenbrae, California 94904
(2)	The applicable percentage of ownership for each beneficial owner is based on 603,153,951 shares of common stock outstanding as of March 16, 2016. In calculating the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.
(3)	Based on the voting rights attached to each class of shares, which vote as a single class together with common shareholders. Each share of Common Stock and each share of Series E Shares exercise one vote per share outstanding.
(4)	Based on 225,000 shares of Series E Shares outstanding as of March 16, 2016. Each Series E Share is entitled to 5,000 votes.
(5)	Includes 118,208 shares of common stock and 140,625 shares of Series E Preferred Stock which has 703,125,000 votes
(6)	Includes 132,838 shares of common stock and 28,125 shares of Series E Preferred Stock which has 140,625,000
(7)	Includes 123,216 shares of common stock and 56,250 shares of Series E Preferred Stock which has 281,250,000 votes
(8)
Includes 67,017,101 shares of common stock, in aggregate, that may be obtained upon conversion of outstanding convertible notes payable. The holder currently holds $330,000 in convertible notes, which are convertible into 330,000,000 shares. In addition, the holder currently holds warrants to purchase 21,293,926 shares of common stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolutions adopted by the board of directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

STATEMENT DELIVERY

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 336 Bon Air Ctr. #352, Greenbrae, California 94904 or telephone call to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: March 28, 2016

By Order of the Board of Directors

/s/ Edward Bernstein
Chief Executive Officer

APPENDICES

Exhibit A –	Written Consent of the Majority Stockholders

Exhibit B –	Amendment to Certificate of Incorporation (Increase in authorized and decrease in par value)

STATEMENT OF ACTION
BY WRITTEN CONSENT OF THE
MAJORITY OF THE STOCKHOLDERS OF
ANDALAY SOLAR, INC.

The undersigned, being the holders of 225,000 shares of Series E Preferred Stock, and 374,262 shares of the Company’s common stock, representing in the aggregate approximately 65% of the voting rights entitled to vote on the proposal to amend the Certificate of Incorporation, of Andalay Solar, Inc., a Delaware corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 141(f) of the Delaware General Corporation Law, do hereby consent in writing to and adopt the following resolutions:

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation of the Corporation, in the form attached hereto (the “Amendment”), be, and hereby is, approved and the appropriate officers of the Corporation be, and hereby are, authorized, empowered and directed to file the Amendment on behalf of the Corporation with the Secretary of State of the State of Delaware and to make all filings necessary in connection therewith with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned stockholders of the Corporation has executed this Statement of Action by Written Consent as of the 16th day of March, 2016.

/s/ Edward Bernstein
Edward Bernstein

/s/ Mark Kalow
Mark Kalow

/s/ Ron Kenedi
Ron Kenedi

Exhibit B

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

ANDALAY SOLAR, INC.

Andalay Solar, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY as follows:

            1. ARTICLE FOURTH of the Corporation’s Certificate of Incorporation shall be amended by replacing the first sentence in its entirety as follows:

             “FOURTH: The total number of shares of common stock which this corporation is authorized to issue is:

TEN BILLION (10,000,000,000) shares of Common Stock, $.0001 par value per share (the “Common Stock”).”

The remaining provisions of ARTICLE FOURTH shall remain unchanged.

2. That the foregoing amendment was duly adopted by the Corporation’s Board of Directors and Stockholders in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

3. Except as otherwise expressly provided above, the foregoing amendments to the Corporation’s Certificate of Incorporation shall be effective on and as of the date of filing this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Edward Bernstein, its Chief Executive Officer, this  day of March, 2016.

ANDALAY SOLAR, INC.

By: Name: Edward Bernstein Title: Chief Executive Officer